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                         NOTICE OF GUARANTEED DELIVERY
                                  RELATING TO
                   OFFER TO PURCHASE AND CONSENT SOLICITATION
                             CAPITA PREFERRED TRUST
         9.06% TRUST ORIGINATED PREFERRED SECURITIES'sm' ('TOPrS'sm'')
                               (CUSIP 139710206)
                            FOR $29.69 PER SECURITY



     This form, or a substantial equivalent, must be used to tender 9.06% Trust Originated Preferred Securities (the 'Securities') of Capita Preferred Trust if the procedure for book-entry transfer of Securities, as described in the Offer to Purchase and Consent Solicitation, dated July 27, 1998 (the 'Offer to Purchase and Consent Solicitation'), cannot be completed by the Expiration Date (as defined in the Offer to Purchase and Consent Solicitation). This form, properly completed and duly executed, may be delivered by facsimile transmission, hand or overnight courier to First Chicago Trust Company of New York (the 'Depositary').



  THE OFFER AND RELATED WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, AUGUST 21, 1998, UNLESS EXTENDED.


                        The Depositary for the Offer is:

                    FIRST CHICAGO TRUST COMPANY OF NEW YORK


               If by mail:                                 If by hand:                          If by overnight delivery:
       First Chicago Trust Company                 First Chicago Trust Company                 First Chicago Trust Company
               of New York                                 of New York                                 of New York
           Tenders & Exchanges                         Tenders & Exchanges                         Tenders & Exchanges
                Suite 4660                         c/o Securities Transfer and                          Suite 4680
               PO. Box 2569                          Reporting Services Inc.                    14 Wall Street, 8th Floor
         Jersey City, New Jersey                One Exchange Plaza -- Third Floor                     New York 10005
                07303-2569                           New York, New York 10006

                                                  If by facsimile transmission:
                                                 (For Eligible Institutions only)
                                                          (201) 222-4720
                                                                or
                                                          (201) 222-4721
                                               Facsimile confirmation number only:
                                                          (201) 222-4707


     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

                    The Information Agent for the Offer is:
                            GEORGESON & COMPANY INC.
                               Wall Street Plaza
                            New York, New York 10005
                           (800) 223-2064 (toll free)
                 Banks and Brokers Call Collect: (212) 440-9800






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Ladies and Gentlemen:

     The undersigned hereby tenders to AT&T Capital Corporation ('AT&T Capital') upon the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation and the related Letter of Transmittal and Consent (the 'Letter of Transmittal'), the receipt of which is hereby acknowledged, the number of Securities set forth below, pursuant to the guaranteed delivery procedure set forth in the Offer to Purchase and Consent Solicitation and the Letter of Transmittal. The undersigned understands that the proper tender of Securities by holders of record as of July 20, 1998 will constitute the giving of a consent by such holders with respect thereto to the Proposed Amendments described in the Offer to Purchase and Consent Solicitation.

     THIS NOTICE OF GUARANTEED DELIVERY IS BEING USED WITH RESPECT TO THE FOLLOWING SECURITIES:

     9.06% Trust Originated Preferred Securities of Capita Preferred Trust

Number of Securities Tendered:
 .......................................................

                                                          Address(es):
                                                          ........................................................

                                                          ........................................................
                                                                                 (ZIP CODE)
Name of
Tendering Institution:  ................................  Area Code and Tel. No.:  ...............................

Account Number:  .......................................

Dated:  ................................................  Signature(s):  .........................................

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                   THE FOLLOWING GUARANTEE MUST BE COMPLETED

                             GUARANTEE OF DELIVERY
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm that is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office, branch or agency in the United States, guarantees (a) that the above named person(s) 'own(s)' the Securities tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended, (b) that such tender of Securities complies with Rule 14e-4 and (c) to deliver to the Depositary Securities confirmation of the book-entry transfer of the Securities tendered hereby into the account of the Depositary at The Depository Trust Company, together with a properly completed and duly executed Letter(s) of Transmittal (or facsimile(s) thereof), with any required signature guarantees (or an Agent's Message (as defined in the Offer to Purchase and Consent Solicitation)) and any other required documents within two New York Stock Exchange trading days after the date of execution of this Notice.

Name of Firm:  .......................................  X  ...................................................
                                                                        (AUTHORIZED SIGNATURE)

Address:  ............................................  Name:  ...............................................

Telephone Number:  ...................................  Title:  ..............................................
                                                                        (PLEASE TYPE OR PRINT)

Dated:  ..............................................

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